Exhibit 10.25

[***] Certain information in this document has been excluded pursuant to Regulation S-
K, Item 601(b)(10). Such excluded information is not material and the registrant customarily and actually treats as private and confidential.

January 7, 2022

CONFIDENTIAL

FUJIFILM Cellular Dynamics, Inc.

525 Science Drive

Madison, WI 53711
Attention: President and Chief Executive
Officer

With a copy to:

FUJIFILM Cellular Dynamics, Inc.

525 Science Drive

Madison, WI 53711

Attention: General Counsel

Re:

Amendments to and other agreements regarding the following agreements by and between Century Therapeutics, Inc. (“Century”) and FUJIFILM Cellular Dynamics, Inc. (“CDI”):

License Agreement (Reprogramming) by and between Century and CDI dated September 18, 2018, as amended by a First Amendment to License Agreement effective as of March 23, 2021 (the “Reprogramming Agreement”)

License Agreement (Differentiation) by and between Century and CDI dated September 18, 2018 as amended by a First Amendment to License Agreement effective as of March 23, 2021 (the “Differentiation Agreement”)

Manufacturing and Supply Agreement by and between Century and CDI dated March 23, 2021 (the “Manufacturing Agreement”)

Dear Sir or Madam:

Reference is hereby made to the Reprogramming Agreement, the Differentiation Agreement, and the Manufacturing Agreement (the “Agreements”).  Capitalized terms used but not defined in this letter shall be as defined in each of the Agreements as applicable to the given agreement.

Century is presently in negotiation with Bristol-Myers Squibb Company (“BMS”) for an agreement as described below as the “BMS Collaboration Agreement.”

In order for Century to complete the BMS Collaboration Agreement, it is necessary to amend certain provisions of the Reprogramming Agreement and the Differentiation Agreement. Accordingly, the parties agree to the following amendments to the Reprogramming Agreement and the Differentiation Agreement:

Reprogramming Agreement amendments:

Article 1 of the Reprogramming Agreement is amended by:

(a) deleting the definition of “Territory” in its entirety and inserting the following: “1.51    “Territory” means worldwide, excluding Japan and any country(ies) eliminated from the Territory pursuant to Section 9.6; provided, however, that, with respect to the BMS Collaboration Agreement, “Territory” shall include Japan.”; and

(b) inserting at the end of such Article the following: “1.56    “BMS Collaboration Agreement” means an agreement that has an effective date on or after January 7, 2022 and before July 1, 2022 under which (i) Century and BMS collaborate to develop one or more Licensed Products that are T cells or NK cells, with certain of such Licensed Products containing intellectual property of BMS, (ii) BMS has the exclusive worldwide rights to Exploit all of the Licensed Products, (iii) Century would and does grant sublicenses under and subject to the terms and conditions of this Agreement (but not any sublicenses under the Excluded WARF Patent Rights as defined in Exhibit E hereto) and the Differentiation License Agreement (but only to the extent needed to Exploit the Licensed Products created by Century), (iv) upon the expiration or any termination of this Agreement, any and all sublicenses under this Agreement terminate for the entire Territory (subject to the wind down procedures agreed upon as contemplated in Section 9.7(a) of this Agreement and FCDI’s obligation under the letter amendment with Century dated January 7, 2022 (the “Second Amendment”) to enter into with BMS a direct license of the rights licensed under this Agreement with respect to the Licensed Products created under the BMS Collaboration Agreement as provided in such letter amendment and (v) Century would not receive any portion of upfront payments made by Sublicensees of BMS.”

All rights of and license grants to CDI under Sections 2.2(b) and (d), Sections 2.3(d) and (e), Sections 2.4(a) and (b), Section 2.8(b) and Section 5.2 (with respect to patents other than the Licensed Patent Rights, including Patents under the BMS Collaboration Agreement, to the extent applicable) are waived with respect to the BMS Collaboration Agreement.  For the avoidance of doubt, with respect to the immediately preceding sentence, the Licensed Patent Rights includes the Excluded WARF Patent Rights.

With respect to solely the BMS Collaboration Agreement, Section 2.2(c) shall be amended in its entirety to be the following:  “In the event a partial or complete termination of this Agreement (other than any such termination with respect to the WARF

Patent Rights and other than any such termination by reason of an act or omission of BMS or any of its Sublicensees):  (i) CDI will enter into a direct license with BMS that is equivalent in scope and terms, including financial terms (e.g., milestone payments and royalties), to the sublicense of the Licensed Technology hereunder to BMS with respect to the Licensed Products created under the BMS Collaboration Agreement such that BMS will retain the same rights as it had under such sublicense to Exploit such Licensed Products; and (ii) without limiting or conditioning CDI’s obligations under clause (i), CDI and BMS may negotiate during the [***] day period commencing on such partial or complete termination regarding any terms of such direct license to be entered into between them that are proposed by the other such party and are not terms equivalent to those set forth in this Agreement as sublicensed to BMS hereunder.”

Section 2.6(b) is amended by deleting such section in its entirety and inserting “(b)    Reserved.”.

In consideration of the foregoing amendments to the Reprogramming Agreement and the agreements in the section entitled "Other" of the Second Amendment, Section 4.1(c) of the Reprogramming Agreement shall be renumbered as Section 4.1(d) and the following shall be inserted as Section 4.1(c) in the Reprogramming Agreement as further amendments to the Reprogramming Agreement:

“(c)Century shall pay CDI the following:

(i)[***] percent ([***]%) of the $100 million total upfront payment received by Century under the BMS Collaboration Agreement, payable within [***] days after receipt of such upfront payment by Century, it being understood that a payment for issuance of Century’s common stock is not considered an upfront payment;

(ii)[***] percent ([***]%) of all milestone payments received by Century under the BMS Collaboration Agreement, whether paid to Century by BMS or Sublicensee of BMS, that are specific to achievement of development or regulatory milestones specific to Japan, payable within [***] days after receipt of the applicable milestone payment by Century; and

(iii)[***] percent ([***]%) of all royalties received by Century under the BMS Collaboration Agreement for sales of Licensed Products in Japan (determined on the same basis, i.e., using the same definition of royalty-bearing sales and the same royalty rate subject to the same adjustments, as those that apply with respect to sales of Licensed Products elsewhere in the Territory and is most favorable to Century); payable within [***] days after receipt of such royalties by Century from BMS.

(iv)This Section 4.1(c), together with Section 4.2, shall survive the expiration or termination of this Agreement.”

Further, Article 7 is amended by renumbering Section 7.6 as Section 7.7 and inserting as Section 7.6 the following:  “7.6Century represents and warrants to CDI that any agreement entered into by Century with BMS that purports to be the BMS Collaboration Agreement, as in effect from time to time, will not contain any term or condition inconsistent or in conflict with any of the terms and conditions of the BMS Collaboration Agreement as set forth in the definition thereof herein, and that BMS does not and will not require a sublicense nor does or will any of its sublicensees require a sub-sublicense under the WARF Patent Rights to create or manufacture Reprogrammed iPS Cells with respect to the activities of BMS and its sublicensees under the BMS Collaboration Agreement.”

The Reprogramming Agreement is amended to include Exhibit E attached hereto.

Differentiation Agreement amendments:

Article 1 of the Differentiation Agreement is amended by:

(a) deleting the definition of “Territory” in its entirety and inserting the following: “1.53    “Territory” means worldwide, excluding Japan and any country(ies) eliminated from the Territory pursuant to Section 9.6; provided, however, that, with respect to the BMS Collaboration Agreement, “Territory” shall include Japan.”; and

(b) inserting at the end of such Article the following: “1.60    BMS Collaboration Agreement” means an agreement that has an effective date on or after January 7, 2022 and before [***] under which (i) Century and BMS collaborate to develop one or more Licensed Products that are T cells or NK cells, with certain of such Licensed Products containing intellectual property of BMS, (ii) BMS has the exclusive worldwide rights to Exploit all of the Licensed Products, (iii) Century would and does grant sublicenses under and subject to the terms and conditions of the Reprogramming License (but not any sublicenses under the Excluded WARF Patent Rights as defined in the Reprogramming License), and this Agreement (but only to the extent needed to Exploit the Licensed Products created by Century), (iv) upon the expiration or any termination of this Agreement, any and all sublicenses under this Agreement terminate for the entire Territory (subject to the wind down procedures agreed upon as contemplated in Section 9.7(a) of this Agreement and FCDI’s obligation under the letter amendment with Century dated January 7, 2022 (the “Second Amendment”) to enter into with BMS a direct license of the rights licensed under this Agreement with respect to the Licensed Products created under the BMS Collaboration Agreement as provided in such letter amendment and (v) Century would not receive any portion of upfront payments made by Sublicensees of BMS.”

All rights of and licenses to CDI under Sections 2.2(a), (b) and (c), Sections 2.3 and 2.4, Section 2.5(c) and (e), Section 2.7, Section 5.5 (with respect to patents other than the Licensed Patent Rights, including Patents under the BMS Collaboration Agreement, to the extent applicable), and Section 9.7(c) are waived with respect to the BMS Collaboration Agreement.

In consideration of the foregoing amendments to the Differentiation Agreement and the agreements in the section entitled "Other" of the Second Amendment, the following shall be included in Article 4 of the Differentiation Agreement  as further amendments to the Differentiation Agreement:

“4.2Certain Additional Consideration.  Century shall pay CDI the following:

(a)[***] percent ([***]%) of the $100 million total upfront payment received by Century under the BMS Collaboration Agreement, payable within [***] days after receipt of such upfront payment by Century, it being understood that a payment for issuance of Century’s common stock is not considered an upfront payment;

(b)[***] percent ([***]%) of all milestone payments received by Century under the BMS Collaboration Agreement, whether paid to Century by BMS or Sublicensee of BMS, that are specific to achievement of development or regulatory milestones specific to Japan, payable within [***] days after receipt of the applicable milestone payment by Century; and

(c)[***] percent ([***]%) of all royalties received by Century under the BMS Collaboration Agreement for sales of Licensed Products in Japan (determined on the same basis, i.e., using the same definition of royalty-bearing sales and the same royalty rate, as that applies with respect to sales of Licensed Products elsewhere in the Territory and is most favorable to Century); payable within [***] days after receipt of such royalties by Century from BMS.

(d)This Section 4.2 shall survive the expiration or termination of this Agreement.

4.3Accounting; Payments.

(a)Century will submit the following accounting, together with each payment made pursuant to Section 4.2:  (i) a copy of the operative provisions of the BMS Collaboration Agreement pursuant to which such payment is determined and/or payable to Century, certified as such by Century; and (ii) in the case of royalties owing to CDI under Section 4.2(c), [1] a calculation of the sales in accordance with the BMS Collaboration Agreement in Japan with respect to which royalties are due and owing to Century, as reported to Century under the BMS Collaboration Agreement and the royalties owing to and received by Century thereon; and [2] a statement of the royalties due to CDI as a result thereof. In the event no royalty payment is owed to CDI for a given calendar quarter following receipt by Century or one of its Sublicensees, as applicable, of the first Regulatory Approval with respect to a Licensed Product under the BMS Collaboration Agreement from the Regulatory Authority in Japan, a statement setting forth that fact will be supplied by Century to CDI quarterly on or before the [***] day following the end of each calendar quarter ending on March 31, June 30, September 30 or December 31 with respect to such calendar quarter.

(b)Except as otherwise directed, all amounts owing to CDI under this Agreement will be paid in U.S. dollars. All payments due under this Agreement will be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on CDI with respect to any amounts payable to CDI pursuant to this Agreement. All such taxes, assessments, or other charges will be assumed by Century or its Sublicensee(s) under the BMS Collaboration Agreement. If any deduction or withholding is required by law, Century shall pay to CDI such amount as will, after the deduction or withholding has been made, leave CDI with the same amount as it would have been entitled to receive without such deduction or withholding.

(c)The balance of each amount owing to CDI under Section 4.2 which remains unpaid more than [***] days after such payment is due to CDI will accrue interest until paid at the rate of the lesser of [***] percent ([***]%) per month or the maximum amount allowed under applicable law, computed for the actual number of days the payment was past due. However, in no event will this interest provision be construed as a grant of permission for any payment delays.

(d)This Section 4.3 shall survive the expiration or termination of this Agreement.

4.4Recordkeeping.

(a)Century and its Sublicensee(s) under the BMS Collaboration Agreement will keep books and records sufficient to verify the accuracy and completeness of Century’s, and its Sublicensee(s)’s accounting referred to above, including without limitation inventory, purchase and invoice records relating to any Licensed Products sold in Japan under the BMS Collaboration Agreement. All such books and records will be preserved for a period not less than [***] years after they are created during and after the Term of this Agreement.

(b)Century and its Sublicensee(s) under the BMS Collaboration Agreement will take all steps reasonably necessary so that CDI may, within [***] days of its request, review Century’s and its Sublicensee(s)’s books and records to allow CDI to verify and the payments made by Century to CDI. Such review will be performed no more than [***] and by an attorney or registered CPA and scientific expert designated by CDI at CDI’s expense upon reasonable notice and during regular business hours.

(c)If a royalty payment deficiency is determined, Century and its Sublicensee(s) under the BMS Collaboration Agreement, as applicable, will pay the royalty deficiency outstanding within [***] days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 4.3(c). If a royalty payment deficiency for a Calendar Year exceeds the lesser of [***] percent ([***]%) of the royalties paid for that year or [***] dollars ($[***]), then Century or its Sublicensee(s) under the BMS Collaboration Agreement will be responsible for paying out-of-pocket expenses incurred with respect to such review by CDI.

(d)This Section 4.4 shall survive the expiration or termination of this Agreement.”

Article 7 is amended by renumbering Section 7.6 as Section 7.7 and inserting as Section 7.6 the following:  “7.6Century represents and warrants to CDI that any agreement entered into by Century with BMS that purports to be the BMS Collaboration Agreement, as in effect from time to time, will not contain any term or condition inconsistent or in conflict with any of the terms and conditions of the BMS Collaboration Agreement as set forth in the definition thereof herein.”

With respect to solely the BMS Collaboration Agreement, Section 9.7 shall be amended to include as Section 9.7(d) the following:  “(d)In the event a partial or complete termination of this Agreement (other than any such termination by reason of an act or omission of BMS or any of its Sublicensees):  (i) CDI will enter into a direct license with BMS that is equivalent in scope and terms, including financial terms (e.g., milestone payments and royalties), to the sublicense of the Licensed Technology hereunder to BMS with respect to the Licensed Products created under the BMS Collaboration Agreement such that BMS will retain the same rights as it had under such sublicense to Exploit such Licensed Products; and (ii) without limiting or conditioning CDI’s obligations under clause (i), CDI and BMS may negotiate during the [***] day period commending on such partial or complete termination regarding any terms of such direct license to be entered into between them that are not terms equivalent to those set forth in this Agreement as sublicensed to BMS hereunder.”

Other:

In addition to the foregoing amendments, CDI and Century agree as follows:

1)

;Century’s diligence obligations under Section 3.2 of the Reprogramming Agreement and Section 3.2 of the Differentiation Agreement with respect to Licensed Products do not apply to the BMS Collaboration Agreement.  Rather, Century’s and BMS’ diligence obligations will be satisfied by the performance of BMS under the BMS Collaboration Agreement. Further, CDI waives any right to receive Development Plans under the BMS Collaboration Agreement; and

2)

CDI agrees that the Licensed Products developed and Exploited in accordance with the BMS Collaboration Agreement are distinct from the Products contemplated in the Manufacturing Agreement and, for the avoidance of doubt, waives any right under the Manufacturing Agreement to be the manufacturer of Licensed Products developed under the BMS Collaboration Agreement; provided that Century will introduce CDI to BMS for the purpose of allowing CDI to discuss its capabilities with respect to manufacturing the Licensed Products developed under the BMS Collaboration Agreement.

3)

Century agrees that the BMS Collaboration Agreement will not reduce or otherwise modify the Activities contemplated in the Manufacturing Agreement or the rights of CDI under Article 8 of the Manufacturing Agreement with respect to the Products contemplated in the Manufacturing Agreement.

WARF Agreement.  Notwithstanding that the BMS Collaboration Agreement will not grant rights under the Excluded WARF Patent Rights, Century shall remain obligated to make any applicable payments to CDI under Article 4 of the Reprogramming Agreement with respect to Licensed Products developed under the BMS Collaboration Agreement.  This Letter Agreement does not, and is not intended to, amend, modify or supplement the terms of the Reprogramming Agreement with respect to WARF or the letter agreement among WARF, CDI and Century dated 2 July 2019, which remain in full force and effect.

Except as expressly amended by this Letter Agreement, all terms and conditions of the Reprogramming Agreement, the Differentiation Agreement and the Manufacturing Agreement, including previous amendments, shall remain unchanged. This Letter Agreement may be signed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(signature page follows)

Very truly yours,
CENTURY THERAPEUTICS, INC. By: /s/ Lalo Flores Lalo Flores Chief Executive Officer

ACCEPTANCE STATEMENT

The conditions of this Letter Agreement are accepted this 7th day of January 2022.

FUJIFILM CELLULAR DYNAMICS, INC.

By:	/s/ Takeshi Yamamoto

Name:	Takeshi Yamamoto

Title:	President and Chief Executive Officer